Exhibit 99.1

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Julie Geer, Citrix Systems, Inc.

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Eduardo Fleites, Citrix Systems, Inc.

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Citrix Announces Drew Del Matto as New Chief Financial Officer

FORT LAUDERDALE, Fla. — February 5, 2018 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced that Andrew “Drew” Del Matto has been appointed executive vice president and Chief Financial Officer (CFO), reporting to Citrix president and CEO, David Henshall, effective February 19, 2018. He joins Citrix from Fortinet, where he has been CFO since 2014.

“Citrix is dedicated to accelerating its cloud transformation, which has required us to rethink our entire business and financial model, processes and systems,” said Henshall. “Drew’s extensive background in financial management at leading cloud security companies complements our seasoned Citrix leadership team, many of whom have also helped other leading companies with their cloud transformations.”

“I am excited to join Citrix at such a pivotal period for the company,” said Del Matto. “Citrix has a unique opportunity in the market as the company accelerates its delivery of secure cloud solutions, and I’m excited to be a part of such a seasoned team as we continue on the path of transformation.”

As CFO, Del Matto will be responsible for all of the company’s financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, investor relations and Citrix’s information technology function. He will succeed Mark Coyle, who has served as Citrix’s Interim CFO since July 2017. Coyle will remain at Citrix and will report to Del Matto in his continuing role as Senior Vice President, Finance.

“I want to thank Mark for his work as Interim CFO over the past several months as we drove the acceleration of our new business model,” said Henshall. “We are thankful for his many contributions during this time of rapid change.”

Del Matto helped lead Fortinet through a period of high growth and business transformation. Prior to Fortinet, Del Matto held a variety of executive management roles at Symantec, including acting chief financial officer, as well as senior vice president and chief accounting officer. He also served as Symantec’s corporate treasurer and vice president of finance business operations, responsible for all treasury functions, various aspects of mergers and acquisitions, pricing and licensing, financial planning and analysis, and revenue operations. Prior to Symantec, he held senior finance leadership roles with Inktomi Corporation and SGI Corporation.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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